UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	76-0233274
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:

Series A Warrants	The Nasdaq Stock Market LLC
Series B Warrants	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.:  ☐

Securities Act registration statement file number to which this form relates:  333-171196

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Series A Warrants and Series B Warrants of Repros Therapeutics Inc. (the “Registrant”) set forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-171196) as originally filed with the Securities and Exchange Commission on December 15, 2010, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this Item.

Item 2.    Exhibits.

The following exhibits required to be filed by this Item are, pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended, incorporated herein by reference to the exhibits filed by the Registrant with the Registration Statement:

4.10†	Form of Series A Warrant Certificate (incorporated by reference to Exhibit 4.10 to the Registration Statement)

4.11†	Form of Series B Warrant Certificate (incorporated by reference to Exhibit 4.11 to the Registration Statement)

4.12†	Form of Series A Warrant Agreement between the Company and Warrant Agent (incorporated by reference to Exhibit 4.12 to the Registration Statement)

4.13†	Form of Series B Warrant Agreement between the Company and Warrant Agent (incorporated by reference to Exhibit 4.13 to the Registration Statement)

† Incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Repros Therapeutics Inc.

Date: February 3, 2011

	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.10†	Form of Series A Warrant Certificate (incorporated by reference to Exhibit 4.10 to the Registration Statement)

4.11†	Form of Series B Warrant Certificate (incorporated by reference to Exhibit 4.11 to the Registration Statement)

4.12†	Form of Series A Warrant Agreement between the Company and Warrant Agent (incorporated by reference to Exhibit 4.12 to the Registration Statement)

4.13†	Form of Series B Warrant Agreement between the Company and Warrant Agent (incorporated by reference to Exhibit 4.13 to the Registration Statement)

† Incorporated herein by reference.